                                                                                                                        EXHIBIT 12.1

                                                              PRIME GROUP REALTY TRUST AND THE PREDECESSOR
                                                         STATEMENTS REGARDING COMPUTATION OF RATIOS OF EARNINGS
                                                       TO COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS
                                                                          (Dollars in Thousands)
                                                                   Prime Group Realty Trust - Historical
                                          ---------------------------------------------------------------------------------------
                                                                                                                        Period
                                                                                                                         from
                                                                                                                     November 17,
                                              Three months ended            Nine months ended           Year             1997
                                                September 30,                 September 30,             ended          through
                                          ---------------------------   ---------------------------   December 31,   December 31,
                                              1999           1998           1999           1998           1998           1997
                                          ------------   ------------   ------------   ------------   ------------   ------------
Earnings:
  Income before preferred share
    distributions and minority
    interests per the consolidated
    financial statements............      $     56,029   $      9,688   $     79,013   $     21,195   $     30,866   $      1,427
  Interest expense..................            10,899          7,615         32,822         22,091         30,901          1,680
  Amortization of debt issuance
    costs...........................               646            422          1,739          1,061          1,230            140
                                          ------------   ------------   ------------   ------------   ------------   ------------
Earnings............................      $     67,574   $     17,725   $    113,574   $     44,347   $     62,997   $      3,247
                                          ============   ============   ============   ============   ============   ============

Fixed charges:
  Interest expense..................      $     10,899   $      7,615   $     32,822   $     22,091   $     30,901   $      1,680
  Capitalization of interest
    expense.........................             2,519            958          5,513          1,422          2,498              -
  Amortization of debt issuance
    costs...........................               646            422          1,739          1,061          1,230            140
  Preferred share distributions.....             3,037          2,950          9,067          4,991          7,971            345
                                          ------------   ------------   ------------   ------------   ------------   ------------
Total fixed charges.................      $     17,101   $     11,945   $     49,141   $     29,565   $     42,600   $      2,165
                                          ============   ============   ============   ============   ============   ============

Ratio of earnings to combined
  fixed charges and preferred
  share distributions...............              3.95           1.48           2.31           1.50           1.48           1.50
                                          ============   ============   ============   ============   ============   ============

Excess of earnings to combined
  fixed charges and preferred
  share distributions...............      $     50,473   $      5,780   $     64,433   $     14,782   $     20,397   $      1,082
                                          ============   ============   ============   ============   ============   ============

Funds from operations:
   Funds from operations............      $     13,904   $     12,600   $     41,188    $    33,858   $     46,762   $      3,619
   Interest expense.................            10,899          7,615         32,822         22,091         30,901          1,680
   Amortization of debt issuance
     costs..........................               646            422          1,739          1,061          1,230            140
   Preferred share distributions....             3,037          2,950          9,067          4,991          7,971            345
                                          ------------   ------------   ------------   ------------   ------------   ------------
Adjusted funds from operations......      $     28,486   $     23,587   $     84,816   $     62,001   $     86,864   $      5,784
                                          ============   ============   ============   ============   ============   ============
Fixed charges:
   Interest expense.................      $     10,899   $      7,615   $     32,822   $     22,091   $     30,901   $      1,680
   Capitalization of interest
     expense........................             2,519            958          5,513          1,422          2,498              -
   Amortization of debt issuance
     costs..........................               646            422          1,739          1,061          1,230            140
   Preferred share distributions....             3,037          2,950          9,067          4,991          7,971            345
                                          ------------   ------------   ------------   ------------   ------------   ------------
Total fixed charges.................      $     17,101   $     11,945   $     49,141   $     29,565   $     42,600   $      2,165
                                          ============   ============   ============   ============   ============   ============

Ratio of funds from operations to
  combined fixed charges and
  preferred share distributions.....              1.67           1.97           1.73           2.10           2.04           2.67
                                          ============   ============   ============   ============   ============   ============

Excess of funds from operations to
  combined fixed charges and
  preferred share distributions.....      $     11,385   $     11,642   $     35,675   $     32,436   $     44,264   $      3,619
                                          ============   ============   ============   ============   ============   ============

                                            PRIME GROUP REALTY TRUST AND THE PREDECESSOR
                                       STATEMENTS REGARDING COMPUTATION OF RATIOS OF EARNINGS
                                      TO COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS
                                                          (Dollars in Thousands)
                                                          Predecessor - Historical
                                          ---------------------------------------------------------
                                           Period from
                                           January 1,
                                          1997, through           Year ended December 31,
                                          November 16,   ------------------------------------------
                                              1997           1996           1995           1994
                                          ------------   ------------   ------------   ------------
Earnings:
  Loss before preferred share
    distributions and minority
    interests per the combined
    financial statements............      $    (29,050)  $    (31,417)  $    (29,576)  $    (22,062)
  Interest expense..................            34,417         37,217         36,234         33,387
  Amortization of debt issuance
    costs...........................               630            594          1,148            714
                                          ------------   ------------   ------------   ------------
Earnings                                  $      5,997   $      6,394   $      7,806   $     12,039
                                          ============   ============   ============   ============

Fixed charges:
  Interest expense..................      $     34,417   $    37,217    $     36,234   $     33,387
  Capitalization of interest
    expense.........................                 -             -               -              -
  Amortization of debt issuance
    costs...........................               630           594           1,148            714
  Preferred share distributions.....                 -             -               -              -
                                          ------------   ------------   ------------   ------------
Total fixed charges.................      $     35,047   $     37,811   $     37,382   $     34,101
                                          ============   ============   ============   ============

Ratio of earnings to combined fixed
  charges and preferred share
  distributions.....................                 -              -              -              -
                                          ============   ============   ============   ============

Deficit of earnings to combined
  fixed charges and preferred
  share distributions...............      $    (29,050)  $    (31,417)  $    (29,576)  $    (22,062)
                                          ============   ============   ============   ============

Funds from operations:
  Funds from operations.............      $    (14,461)  $    (17,367)  $    (12,733)  $    (12,930)
  Interest expense..................            34,417         37,217         36,234         33,387
  Amortization of debt issuance
    costs...........................               630            594          1,148            714
  Preferred share distributions.....                 -              -              -              -
                                          ------------   ------------   ------------   ------------
Adjusted funds from operations......      $     20,586   $     20,444   $     24,649   $     21,171
                                          ============   ============   ============   ============

Fixed charges:
  Interest expense..................      $     34,417   $     37,217   $     36,234   $     33,387
  Capitalization of interest
    expense.........................                 -              -              -              -
  Amortization of debt issuance
    costs...........................               630            594          1,148            714
  Preferred share distributions.....                 -              -              -              -
                                          ------------   ------------   ------------   ------------
Total fixed charges                       $     35,047   $     37,811   $     37,382   $     34,101
                                          ============   ============   ============   ============

Ratio of funds from operations to
  combined fixed charges and
  preferred share distributions.....                 -              -              -              -
                                          ============   ============   ============   ============

Deficit of funds from operations to
  combined fixed charges and
  preferred share distributions.....      $    (14,461)  $    (17,367)  $    (12,733)  $    (12,930)
                                          ============   ============   ============   ============

                                      -2-